Exhibit 21.1
LIST OF SUBSIDIARIES OF THE REGISTRANT
COMPANY
Tower Automotive, Inc. (Delaware)
R.J. Tower Corporation (Michigan)
Tower Automotive Capital Trust (Delaware)
Tower Automotive Chicago, LLC (Illinois)
Tower Automotive Granite City, LLC (Illinois)
Tower Automotive Granite City, Services, LLC (Illinois)
Tower Automotive Bowling Green, LLC (Kentucky)
Tower Automotive Milwaukee, LLC (Wisconsin)
Tower Automotive Madison, LLC (Mississippi)
Tower Automotive Technology, Inc. (Michigan)
Tower Automotive Plymouth, Inc. (Michigan)
Tower Automotive Products Company, Inc. (Delaware)
Tower Automotive Technology Products, Inc. (Indiana)
Tower Automotive Finance, Inc. (Delaware)
Tower Automotive Receivables Company, Inc. (Michigan)
Tower Automotive Services and Technology, Inc. (Delaware)
Tower Services, Inc. (Michigan)
Trylon Corporation (Michigan)
Tower Automotive Bardstown, Inc. (Kentucky)
Tower Automotive Michigan, LLC (Michigan)
Tower Automotive Lansing, LLC (Michigan)
Tower Automotive Tool, LLC (Michigan)
Tower Automotive Canada, Inc. (Ontario)
Tower Automotive do Brasil, S.A. (Brazil)
Tower Componentes Automotivos Ltda. (Brazil)
Tower Automotive Mexico, S. de R.L. de C.V. (Mexico)
Tower Automotive International, Inc. (Delaware)
Tower Automotive International Yorozu Holdings, Inc. (Michigan)
Algoods, Inc. (Ontario)
Algoods, USA, Inc. (Kentucky)
Tower Automotive International Holdings, Inc. (Michigan)
Tower Automotive Japan Co., Ltd. (Japan)
Tower Automotive International, BV (Netherlands)
Tower Automotive Europe, BV (Netherlands)
Tower Italia, S.r.L. (Italy)
Tower Automotive Sud, S.R.L. (Italy)
Tower Automotive Melfi, S.r.L. (Italy)
Tower Automotive, S.r.L. (Italy)
Tower Automotive Spain SL (Spain)
Tower Automotive France SARL (France)
Tower do Brasil Ltda. (Brazil)
Tower Automotive A.S. (Slovakia)
Tower Automotive Belgium, B.V.B.A. (Belgium)
Tower Automotive India Private, Ltd. (India)
Tower Automotive Verwaltung GmbH (Germany)
Tower Automotive, s.r.o. (Slovakia)
Tower Automotive Holding, GmbH (Germany)
Tower Automotive Geschaftsfuhrung, GmbH (Germany)
Tower Automotive Duisburg, GmbH (Germany)
Tower Automotive Umformtechnick, GmbH (Germany)
Tower Automotive Presswerk Zwickau, GmbH (Germany)
Tower Automotive Auslandsbeteiligungen GmbH (Germany)
Tower Automotive Hungaria, KfT (Hungary)
Tower Automotive (Czech Republic) s.r.o (Czech Republic)
Tower Automotive Polska SP.zo.o (Poland)
Tower Automotive Hydroforming Verwaltung GmbH (Germany)
Tower Automotive Hydroforming GmbH & Co. KG (Germany)
MT Stahl Handelsgesellschaft Verwaltung GmbH (Germany)
Seojin Industrial Co., Ltd. (Korea)
Tower Automotive Korea Co., Ltd. (Korea)
FELISSA Grundstrucks Vermietungsgesellschaft mbH (Germany)
Tower Automotive ASC LLC (Delaware)
CJT Automotive LLC (Delaware)
Metalsa S. de R. L. (Mexico), a 40% owned joint venture
Changchun Tower Golden Ring Automotive Products Company, Ltd. (China), a 60% owned joint venture
Tower Automotive (WuHu) Company, Ltd. (China), an 80% owned joint venture
DTA Development, LLC (Michigan), a 40% owned joint venture
FELISSA Grundstrucks Vermietungsgesellschaft mbH & Co. Objekt Duisburg KG (Germany), a 94% limited partnership interest
MT Stahl Handelsgesellschaft mbH (Germany), an 80% limited partnership interest
Carron Industries, LLC (Michigan), a 20% ownership interest